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                                                                    EXHIBIT 23.2
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                        Consent of Independent Auditors


We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Engineering Animation, Inc./Transom, Inc. 1996 Equity Compensation Plan, of our report dated August 6, 1998 with respect to the consolidated financial statements of Variation Systems Analysis, Inc. included in the Engineering Animation, Inc. Current Report on Form 8-K, dated September 25, 1998, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
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Minneapolis, Minnesota
September 25, 1998